SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2005

WORLDSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

STATE OF DELAWARE	000-51466	52-1732881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8515 Georgia Avenue, Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

(301) 960-1200

(Registrant’s telephone number, including area code)

(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2005, WorldSpace, Inc. (the “Registrant”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with China Satellite Communications Corporation (“China Satcom”). The Cooperation Agreement consolidates and updates the provisions of five earlier separate agreements between WorldSpace Corporation, the Registrant’s wholly-owned subsidiary now named WorldSpace Systems Corporation and by China Satcom’s wholly-owned subsidiary China Telecommunications Broadcast Satellite Corporation (a Trial Agreement, an Agency Agreement, an Equipment Agreement, a Memorandum of Understanding, and a Supplementary Agreement) (the “Previous Agreements”). The Cooperation Agreement terminated the Previous Agreements which would otherwise have expired on December 31, 2005.

The Cooperation Agreement, as did the Previous Agreements, establishes a framework for the cooperative development of the Registrant’s digital satellite radio business in China. Under the Cooperation Agreement, the Registrant appointed China Satcom as its sole agent to engage inside and outside China in the business of leasing the channels on the Northeast beam of the Registrant’s satellite, AsiaStar. Among other responsibilities, China Satcom will promote channel leasing jointly with the Registrant. China Satcom and the Registrant will jointly develop a business plan to carry out marketing activities and prepare an allocation plan for the satellite channels. The Registrant will actively assist China Satcom in the promotion and marketing of the satellite channels.

As part of the arrangement, China Satcom is responsible for obtaining and maintaining during the term of the Agreement, the governmental licenses and/or approvals of the relevant departments of the Chinese government necessary for the performance of the Agreement. China Satcom is also responsible for maintaining an uplink station in Beijing (the “Ground Station”), the ground segment of the satellite system and a customer care center. The Registrant is responsible for providing China Satcom the equipment necessary to build and operate the Ground Station, for installing, testing and commissioning the equipment to ensure the smooth operation of the system and for providing operational training and network management guidance. The Registrant will bear any liabilities for losses sustained by channel lessees or the Registrant’s subscribers due to malfunctions of the AsiaStar satellite. China Satcom will bear the liability for losses sustained by channel lessees or the Registrant’s subscribers due to malfunctions of the Ground Station, the ground segment or the customer care center.

China Satcom will be entitled to an agency fee of 10% of the capacity services fees obtained by the Registrant from the leasing of satellite channels on the Northeast beam of the AsiaStar satellite. In addition if, during the term of the Cooperation Agreement, the Registrant uses its channel resources to enter into cooperation with a third party to the extent permitted by Chinese law, China Satcom will be entitled to a 10% interest in the revenue generated from such channel resources. The business tax, tax on city maintenance and construction and extra-charges for education payable by satellite channel service operations pursuant to Chinese law will be the responsibility of China Satcom and will be deducted from its 10% revenue share. The 10% revenue share applies only to the leasing of satellite channels on the Northeast satellite beam and the revenue generated from such leases and does not include multimedia information program products and information services or revenues to be generated from such business lines.

Under the Cooperation Agreement, the Registrant also appointed China Satcom to be one of the national-level import agents of the Registrant’s receivers in China; China Satcom will also be responsible for receiver promotion, marketing and after-sale services across China.

As part of the arrangement, the Registrant and China Satcom entered into mutual non-competition clauses whereby the Registrant agreed not to appoint any other agent for the leasing of channels on the Northeast beam of AsiaStar and China Satcom agreed not to engage in the space business, or act as an agent for a third party, using the same frequencies used by the Registrant’s systems, or enter into business arrangements in the Registrant’s line of business with any of the Registrant’s competitors.

The Cooperation Agreement has a five year term and will expire in December 2010, unless earlier terminated under customary early termination provisions. In addition, the Cooperation Agreement will be terminated if either party is unable to continue to operate because of heavy losses.

The foregoing description does not purport to be a complete description of the terms of the Cooperation Agreement, and this description is qualified in its entirety by the terms of the definitive Cooperation Agreement, which is attached as an exhibit to this Current Report on Form 8-K, and which is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On December 20, 2005, the Previous Agreements were terminated and replaced with the Cooperation Agreement, as described above under item 1.01.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Not applicable

(d) The following exhibit is filed as part of this report:

1.1	Cooperation Agreement, dated December 20, 2005, between the Company and China Satellite Communications Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2005

WORLDSPACE, INC.
(registrant)

By:	/s/ Donald J. Frickel
Donald J. Frickel
Executive Vice President

EXHIBIT INDEX

Number	Exhibit
1.1	Cooperation Agreement, dated December 20, 2005, between the Company and China Satellite Communications Corporation